UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

January 29, 2010

ATLANTIC GREEN POWER HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-143352 (Commission File Number)	20-8901634 (IRS Employer Identification Number)
Bayport One Suite 455 8025 Black Horse Pike West Atlantic City, New Jersey 08232 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (609) 241-6027

Lodestar Mining, Incorporated
400 Steeprock Drive
Toronto, Ontario, Canada M3J 2X1

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 – Registrant’s Business and Operations

Item 1.01.            Entry into a Material Definitive Agreement.

On January 29, 2010, Lodestar Mining, Incorporated (the “Company”) entered into an Agreement and Plan of Exchange (the “Agreement and Plan of Exchange”) with Atlantic Green Power Corporation, a privately-held New Jersey corporation (“Atlantic”), and Ian McKinnon, the majority stockholder of the Company (“McKinnon”), pursuant to which each issued and outstanding share of common stock of Atlantic was exchanged for one share of the Company’s common stock, par value $.000001 per share.  The transaction described in the preceding sentence is hereafter referred to as the “Share Exchange.”  The Share Exchange went into effect on February 3, 2010 (the “Effective Date”).  On the Effective Date, there were 38,099,250 shares of Atlantic common stock issued and outstanding.  As a result of the Share Exchange, Atlantic became a wholly-owned subsidiary of the Company, the Company issued 38,099,250 shares of its common stock to the former shareholders of Atlantic, who became stockholders of the Company, and the Company changed its corporate name to “Atlantic Green Power Holding Company.”  The Agreement and Plan of Exchange is attached hereto as Exhibit 2.1.

In addition, as contemplated by the Agreement and Plan of Exchange, on January 29, 2010, the Company purchased all of McKinnon’s shares of the Company’s common stock for a purchase price of $250,000 pursuant to the terms of a Stock Purchase Agreement between the Company and McKinnon (the “Stock Purchase Agreement”), and retired the repurchased shares.  The Stock Purchase Agreement is attached hereto as Exhibit 2.2.

Section 2 – Financial Information

Item 2.01.            Completion of Acquisition or Disposition of Assets.

On the Effective Date, the Company acquired all of the issued and outstanding shares of Atlantic common stock in exchange for an aggregate of 38,099,250 shares of the Company’s common stock pursuant to the Agreement and Plan of Exchange.

In addition, as contemplated by the Agreement and Plan of Exchange, on January 29, 2010, the Company purchased all of McKinnon’s shares of the Company’s common stock pursuant to the Stock Purchase Agreement.

Please see the disclosure under Item 1.01 above.

Description of the Company

The Company was incorporated in the State of Delaware on October 31, 2006 under the name “Lodestar Mining, Incorporated.”  From its inception until January 28, 2010, the Company was an exploration stage company with plans to search for mineral deposits or reserves.  As of the Effective Date of the Share Exchange, the Company acquired all of the issued and outstanding shares of common stock of Atlantic pursuant to the Agreement and Plan of Exchange and thereafter changed its corporate name to “Atlantic Green Power Holding Company.”  As a result of the Share Exchange, the Company ceased its prior operations and commenced operation of Atlantic as its sole line of business.

In addition, as contemplated by the Agreement and Plan of Exchange, on January 29, 2010, the Company purchased all of McKinnon’s shares of the Company’s common stock pursuant to the terms of the Stock Purchase Agreement.

Description of Atlantic

BUSINESS

Unless otherwise indicated or the context otherwise requires, all references hereafter to the “Company” mean Atlantic Green Power Holding Company and Atlantic Green Power Corporation on a consolidated basis after the Share Exchange.

Overview

Atlantic’s business strategy is to sell electrical power generated from renewable energy sources and avail itself of federal and state economic and tax incentives, such as subsidies, tax credits, loan guaranties, renewable portfolio standard programs and renewable energy certificates.  To that end, Atlantic intends to develop, construct and operate a 100-Mega Watt solar farm on parcels of undeveloped land aggregating approximately 700 acres located in Pittsgrove, New Jersey.  Atlantic’s primary business activities to date have focused on locating and acquiring rights to one or more suitable parcels of land for the solar farm and securing sufficient financing to enable Atlantic to lease the necessary land for the solar farm and commence the regulatory and land use approval process necessary for the operation of the solar farm on the leased property.  To date, Atlantic has not generated any revenue and has not commenced any revenue-generating activities.  In the future, Atlantic may explore the possibility of generating electricity from wind energy on either the Pittsgrove property or other properties, although Atlantic does not currently have any plans to develop wind energy or acquire any other properties.

Background of Renewable Energy Industry

Renewable energy is produced using resources that are naturally replenished, such as sunlight, wind, geothermal heat and tides.  Technologies that produce energy from renewable sources are commonly referred to as “green” or “clean” as they produce few pollutants, if any, that negatively impact the environment.  Comparatively, fossil fuels such as coal, natural gas and oil are exhaustible and release greenhouse gases such as carbon dioxide and other pollutants into the atmosphere during energy production.  In addition, reliance on fossil fuels as a source of energy increases exposure to supply shortages and price volatility as many oil-producing countries are situated in unstable regions of the world.  As a result, the development and implementation of renewable energy technologies has grown rapidly in the United States and abroad in the last several years.  Certain European countries in particular have made significant progress toward relying on energy produced from renewable sources for a significant portion of their energy needs.

The Company, through the operation of Atlantic, intends to generate and sell electricity produced from solar energy and may, at a future date, generate and sell electricity produced from wind energy.

Solar Energy. The conversion of solar energy from sunlight into electricity is referred to as the photovoltaic effect.  Solar photovoltaic cells packaged together in weather-resistant solar panels absorb the energy from sunlight and convert the energy into direct current electricity, which is channeled through electrical contact points attached to the panels.  An inverter connected to the solar panels converts the direct current electricity channeled from the solar panels into alternating current electricity, which then transfers to the local utility grid.  Although the cost of solar panels has declined with recent advances in technology, the installation of solar panels nevertheless represents a significant cost associated with the generation and sale of solar energy.  However, after installation, solar arrays (groups of interconnected solar panels) are typically inexpensive to maintain relative to other energy-producing technologies.

Wind Energy. Wind turbines convert the kinetic energy of wind into electricity through the use of generators housed in the turbines.  Electricity generated from the turbines is transferred through cables from each turbine to a collection point, where it is then transferred to a substation for voltage set-up and delivery into the electric utility transmission network.  The success of a wind farm, or a group of wind turbines, depends on the profile of wind resources at the site of the farm.

Electricity generated from solar panels and wind turbines can then be sold and transferred to local utility companies and other retail energy suppliers.  See “Access to Transmission Lines” below.

Pittsgrove Solar Farm

Effective November 30, 2009, Atlantic entered into a Ground Lease (the “Lease”) with Edward Stella, Jr., an executive officer and director of the Company, for certain undeveloped parcels of property in Pittsgrove Township, New Jersey aggregating approximately 700 acres (the “Property”), on which the Company intends to construct a solar farm.  The Lease was negotiated between the parties at arm’s length and the amount of rent payable under the Lease is believed to be equal to fair market value.

The Lease is for a term of twenty-five years, and provided Atlantic is not in default under the Lease, Atlantic has the option to extend the Lease for four additional periods of five years each.  The Lease authorizes Atlantic to develop and operate a renewable energy system on the Property.  Base rent under the Lease is $1,300,000 per year payable in equal monthly installments, which shall be phased-in as construction on the Property is completed and electricity is generated from the facilities located thereon.  Until Atlantic is required to pay the full monthly amount of the base rent, Atlantic is required to compensate Mr. Stella for the loss of farming contract revenue due to the Lease on an annual basis, which shall not exceed $90,000 in any year.  In addition, Mr. Stella is permitted to use those portions of the Property on which construction has not yet commenced for farming purposes, and is permitted a right of access through the Property in order to access other parcels not leased to Atlantic.

In the event that Atlantic is not able to obtain all regulatory approvals necessary to begin construction of the solar farm on the Property before the expiration of the eighteen month period following execution of the Lease (the “Approval Period”), Atlantic shall have the option to terminate the Lease.  Atlantic shall have the right to extend the Approval Period (i) for two additional consecutive periods of six months in exchange for a payment of $50,000 for each such six month extension, and (ii) after the expiration of both six month extension periods, for successive periods of three months in exchange for a payment of $25,000 for each such three month period.  Upon Atlantic’s receipt of the requisite regulatory approvals for the construction and operation of the solar farm, Atlantic shall pay to Mr. Stella the sum of $7,500,000, which shall not off-set amounts otherwise owed in rent.

Atlantic is granted an option to purchase the Property at any time before the eighth anniversary of the Lease for a purchase price of $29,000,000, subject to certain credits for amounts previously paid under the Lease.  Atlantic is also granted a right of first refusal with respect to the Property if Mr. Stella receives a bona fide offer to purchase the Property.

Access to Transmission Lines

In order to sell electricity generated at the Pittsgrove solar farm, we will need to obtain access to the electric grid to transmit electricity to be sold to our customers.  The electric grid that serves New Jersey and several surrounding states is managed by the federally-regulated regional transmission organization PJM Interconnection, LLC (“PJM”).  PJM is an independent organization of over five hundred power generators, transmission owners, electricity distributors, power marketers and large energy consumers that is responsible for independently managing the regional transmission system and wholesale electricity market.  Electricity that is generated by a generating facility, such as the Pittsgrove solar farm, is transmitted to the PJM interconnection grid and is available for purchase by wholesale and retail entities that are licensed to transact on the PJM grid.  Atlantic’s application to PJM for access to the interconnection grid has been accepted, and the parties are in the process of conducting the necessary studies to determine the optimal interconnection points to the grid.

Government Regulation

The Company will potentially be subject to government regulation at the federal, state and local levels.

   Under the Federal Power Act (the “FPA”), the Federal Energy Regulatory Commission (the “FERC”) has exclusive rate-making jurisdiction over wholesale sales of electricity and transmission in interstate commerce.  The FPA subjects “public utilities” within the meaning of the act to, among other things, rate and corporate regulation by the FERC.  In particular, sellers of electricity at wholesale in interstate commerce and transmitters of electricity in interstate commerce are regulated by the FERC with respect to: the review of the terms and conditions of wholesale electricity sales and transmission of electricity; the need to obtain advance approval of certain dispositions of public utility facilities, mergers, purchases of securities of other public utilities, acquisitions of existing generation facilities and changes in upstream ownership interests; the regulation of their borrowing and securities issuances and assumption of liabilities; and the review of interlocking directorates.

To date, the Company, through the operation of Atlantic, has not made any sales of electricity, nor has it generated any electricity, and therefore the Company is not currently subject to the provisions of the FPA.  In the event that the Company, through the operation of Atlantic, makes any wholesale sales or transmissions of electricity in interstate commerce, it will potentially be subject to the provisions of the FPA and the regulation of the FERC.

The Public Utility Holding Company Act of 2005 (the “PUHCA”) provides, in relevant part, that any entity that owns, controls or holds power to vote 10% or more of the outstanding voting securities of a “public utility company” or a company that is a “holding company” of a public utility company or public utility holding company, is subject to certain regulations granting the FERC access to books and records and oversight over certain affiliate transactions. A “public utility company” is an “electric utility company” that owns or operates facilities used for the generation, transmission, or distribution of electric energy for sale.  Certain exemptions are available for entities that are holding companies solely by virtue of their ownership of “qualifying facilities” under the Public Utility Regulatory Policies Act (the “PURPA”) and for exempt wholesale generators.  It is expected that Atlantic will meet the definition of “public utility company,” and that the Company will be subject to the provisions of the PUHCA.

The Company will be subject to regulation by the New Jersey Board of Public Utilities, which has historically had broad authority to regulate both the rates charged by and the financial activities of electric utilities that sell electricity at retail, and a number of other matters related to electric utilities.  New Jersey state law may also impose certain regulatory and reporting requirements on owners and operators of generation facilities.

In addition, the Company will be required to obtain approvals from the local zoning board and other permits before construction on the Pittsgrove solar farm can begin.

Government Incentives

Both federal and state governments have enacted measures to encourage the development and deployment of renewable energy technologies.  Such measures include renewable portfolio standards, renewable energy certificates, production tax credits, investment tax credits and accelerated tax depreciation.

Renewable portfolio standards (“RPS”) are programs that require electric utilities and other retail energy suppliers to produce or purchase a certain percentage of their annual electricity consumption from renewable energy sources.  New Jersey is among the states that have adopted RPS programs.  The New Jersey RPS program provides that 22.5% of electricity supplied by electric power suppliers to retail customers must consist of electricity generated from renewable sources by 2021, and that 2.12% (or approximately 1,500 MW) must consist of electricity generated from solar energy.

A renewable energy certificate (“REC”) is an intangible, tradable instrument that represents the attributes associated with one Mega Watt hour of energy produced from a renewable energy source.  State governments, including New Jersey, use RECs to monitor compliance with RPS programs.  Many RPS programs impose an “alternative compliance payment” upon energy suppliers that fail to meet renewable energy requirements under the program.  Energy suppliers can purchase RECs as evidence of having purchased renewable energy to avoid alternative compliance payments.  RECs effectively serve as a production subsidy for energy produced from renewable sources.

The federal production tax credit provides a tax credit of 2.1 cents per kilowatt-hour of energy generated from wind for a ten year period beginning on the date that a wind turbine is placed into operation.  The production tax credit was extended by the American Recovery and Reinvestment Act in 2009 and is now scheduled to expire on December 31, 2012.

In lieu of the production tax credit, wind turbine operators can elect to receive an investment tax credit of 30% for facilities placed in operation in 2009 and 2010, and for facilities placed in operation before 2013 if construction begins before the end of 2010.  The investment tax credit is eligible for conversion to a grant from the United States Department of the Treasury.

Finally, wind farm assets are deemed to have a five-year depreciable life, a significantly shorter period than the fifteen to twenty-five-year depreciable life of many non-renewable energy assets.  The shortened useful life for wind farm assets can result in a significantly accelerated realization of tax depreciation for wind farm operators compared to operators of other energy-producing facilities.

Competition

Large utility companies, which rely primarily on traditional non-renewable energy sources such as coal, hydro natural gas an nuclear power, dominate the energy production industry in the United States.  Electricity produced from renewable sources, including solar and wind energies, faces competition from these other traditional non-renewable sources as the producers of electricity from renewable sources seek for their sources to be accepted as a viable, cost-effective alternative to traditional non-renewable energy sources.  It is expected that the primary competition for the renewable energy industry will continue to come from coal and other non-renewable energy sources.

In addition to competition from non-renewable energy sources, the Company will face competition from other renewable energy suppliers, including from those suppliers with operations located in New Jersey and in surrounding states.  It is expected that competition within the renewable energy industry will intensify in the next several years as more companies enter the market and commence operations.

Suppliers

The Company will rely on third party suppliers to supply solar panels and other equipment required to construct the infrastructure of the Pittsgrove solar farm.  Solar energy used to generate electricity is naturally-occurring, but availability will be subject to meteorological and atmospheric conditions.

Distribution of Products

It is anticipated that the Company will sell electricity generated from the Pittsgrove solar farm to a public utility located in the State of New Jersey.  The Company will also sell RECs to energy suppliers.  However, a definitive plan of distribution has not been determined as of the date of this report.

Employees

As of February 3, 2010, the Company had four employees, including our three executive officers, Robert Demos, Jr., President and Chief Executive Officer, R. Scott Byrne, Chief Operating Officer, Secretary, and Treasurer, and Edward Stella, Jr., Vice President of Project Development.  All of our employees are based at our corporate headquarters in West Atlantic City, New Jersey.

Properties

Atlantic’s principal offices are located at Bayport One, Suite 455, 8025 Black Horse Pike, West Atlantic City, New Jersey, where Atlantic leases approximately 1,488 square feet of commercial office space.  In addition, Atlantic leases from Edward Stella, Jr., an executive officer and director of the Company, certain parcels of undeveloped land located in Pittsgrove, New Jersey aggregating approximately 700 acres.  Atlantic intends to develop, construct and operate a solar farm on the property.  See “Description of Business – Pittsgrove Solar Farm” above for more information on the Pittsgrove, New Jersey lease.

Legal Proceedings

None.

RISK FACTORS

References to “we,” “us” and “our” in the following section refer to Atlantic Green Power Holding Company on a consolidated basis after the Share Exchange, unless otherwise indicated or the context otherwise requires.

Risks Related to Our Business

We are a development stage company and have a limited operating history.

Atlantic was incorporated on September 17, 2009 and commenced operation on or about that date.  We acquired all of the issued and outstanding common stock of Atlantic upon consummation of the Share Exchange on February 3, 2010.  At that time we ceased our prior operations as an exploration stage mining company and commenced operating Atlantic as our sole line of business.  Consequently, we have a limited operating history from which our business can be evaluated, and our prospects must be considered in light of the risks and uncertainties encountered by development stage companies competing in rapidly evolving industries, such as the renewable energy industry.

Some of these risks include our potential inability to:

•	obtain the land rights, solar panels, transmission interconnection agreements, permits and approvals required to construct solar farms;

•	obtain adequate financing to construct, develop and operate solar farms;

•	complete construction of our solar farm in Pittsgrove, New Jersey within our projected time and cost schedules;

•	commence and manage operations of the Pittsgrove solar farm;

•	recruit and retain key personnel; and

•	anticipate and mitigate the other risks described herein.

If we cannot successfully anticipate and address these risks, our business, results of operations and financial condition may suffer.

We have not generated any revenue to date and have generated, and will continue to generate, net losses and negative cash flows from construction of the Pittsgrove solar farm.

We have not generated any revenue to date, and we do not expect to generate any revenue at least through the 2010 fiscal year.  We have funded our capital expenditures to date using capital raised from Atlantic’s sale of shares of its common stock prior to the Share Exchange.  We expect to spend significant resources to fund the construction and development of the Pittsgrove solar farm, and as a result, we expect to incur substantial pre-tax losses during the construction phase.  In addition, we expect to incur additional costs associated with operation as a public company.  As a result, our net losses and accumulated deficit may increase significantly.  No assurances can be given that we will be able to generate any revenue once construction of the Pittsgrove solar farm is complete.

We have received a going concern qualification from our independent accounting firm which places substantial doubt on our ability to stay in business.

Our accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  Since our inception on September 17, 2009, we have been a development stage company and, accordingly, have incurred losses from our operations.  For the period from September 17, 2009 through our fiscal year end on November 30, 2009, we incurred net losses of $25,925, and we expect to incur additional losses in the future.  We currently have no revenues. The potential future revenues we expect from our Pittsgrove solar farm, which we do not expect to be generated until sometime after the end of our 2010 fiscal year, will require the expenditure of additional capital, obtaining of construction and project financing, obtaining necessary approvals and permits from the local zoning board and other regulatory bodies and establishing solar panel supply relationships.  These factors, among others, indicate that we may be unable to continue as a going concern without raising additional capital.

We have no previous experience with the construction, development and operation of solar farms.

To date we have not developed any solar farms that are currently operational, nor do we have any history as an owner or operator of solar farms.  Our success in the construction and operation of the Pittsgrove solar farm will depend on our ability to gain an adequate familiarity with and understanding of the renewable energy industry and effectively mitigate the risks associated with the construction, development and operation of a solar farm, including the risks discussed herein.  No assurances can be given that we will be successful in this endeavor, and our failure to gain an adequate familiarity and understanding of the renewable energy industry could have a material adverse effect on our business, results of operations and financial condition.

We will be dependant upon the uninterrupted operation of a single solar farm.

We currently have plans to construct and develop a single solar farm in Pittsgrove, New Jersey; we do not currently have plans to construct any other solar farms or other renewable energy projects.  As a result, our operations would be subject to material interruption if our Pittsgrove solar farm is damaged or otherwise adversely affected by one or more accidents, severe weather or other natural disasters.  The Pittsgrove solar farm may also be subject to scheduled or unscheduled downtime for maintenance.  In addition, we may experience a material interruption in our operations if the regulatory environment or energy market in the State of New Jersey were to change in a manner adverse to us.  An interruption of our operations for any reason, including any of the foregoing reasons, could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to secure sufficient financing necessary to complete construction of our solar farm facilities.

Our business strategy requires us to raise additional capital sufficient to fund the construction and initial operation of a solar farm in Pittsgrove, New Jersey.  As a result, our continued access to capital on acceptable terms is necessary for the successful implementation of our business strategy.  Our operations to date have been financed by proceeds raised from the sale of shares of common stock to our current stockholders.  We do not believe that we currently have sufficient capital to complete the construction of the Pittsgrove solar farm, which will require us to raise additional capital to complete the construction without interruption.

We may not be able to secure additional financing from banks or other financial institutions on acceptable terms, or at all, due to adverse conditions in the credit market.  If we are not able to secure such financing through traditional loans, we may sell additional equity securities, which will dilute the interests of our existing stockholders.  Alternatively, or in addition to these financing strategies, we may enter into a tax equity financing structure whereby we would receive a capital investment from a third party in exchange for an interest in Atlantic, which will directly own and operate the Pittsgrove solar farm.  A tax equity financing would diminish our interest in Atlantic and the economic returns generated from operation of the Pittsgrove solar farm, if any  In the absence of available or acceptable financing, we may be required to delay the construction of the Pittsgrove solar farm indefinitely.

We are highly dependant upon the members of our management team.

The success of our business depends on the experience and expertise of our management team, including Robert Demos, Jr., R. Scott Byrne and Edward Stella, Jr.  The unavailability of either Mr. Demos, Mr. Byrne or Mr. Stella for any reason and our inability to find adequate replacement personnel would have a material adverse effect on our business and prospects.

Our success also depends on our ability to attract and retain additional qualified employees, including management, technical and sales personnel.  Our inability to attract and retain qualified personnel to meet our business needs could have a material adverse effect on our business and prospects, and could cause us to delay, suspend or terminate our projects, including the Pittsgrove solar farm.

We will depend on third parties to supply us with solar panels.

We will purchase solar panels and other equipment necessary to construct the infrastructure of our Pittsgrove solar farm from third party manufacturers or distributors of such products.  Prices of these products will be subject to market fluctuations, and the prices charged by our suppliers may increase due to changes in market conditions or other factors beyond our control, such as increased demand for such products and shortages of supply.  Shortage in the supply of any these components for any reason, including increased demand for such products or any shortage in the supply of the products and materials used in their manufacture, among other factors, could cause delays in the construction of our solar farm for an indefinite period of time, which could have a material adverse effect on our business, results of operations and financial condition.

We will depend on third parties to provide electric transmission lines with adequate capacity to transfer electric power generated by our solar facilities.

We expect that we will depend on electric transmission lines that are owned and operated by third parties to deliver the electricity generated by our Pittsgrove solar farm.  We may not be able to secure access to the limited available interconnection or transmission capacity on reasonable terms, or at all.  Even if we are able to secure access, a failure in the transmission facilities could cause us to lose revenues.  In addition, transmission limitations may cause us to curtail our production of electricity.  Any such failure could have a material adverse effect on our business, results of operations and financial condition.

We expect to rely on a limited number of key customers.

We expect to rely on sales of electricity generated at our Pittsgrove solar farm to a limited number of utilities located in the State of New Jersey.  We also expect to rely on sales of RECs to certain key customers.  Our operations will be highly dependent upon such customers fulfilling their contractual obligations under their agreements with us.  Our customers may not comply with their contractual payment obligations or may become subject to insolvency or liquidation proceedings during the term of the relevant contracts, and the credit support received from such customers may not be sufficient to cover our losses in the event of a failure to perform.  An inability of failure by such customers to meet their contractual obligations or insolvency or liquidation of any of our customers could have a material adverse effect on our business, results of operations and financial condition.

Factors beyond our control could cause us to experience increased costs with respect to our Pittsgrove solar farm.

Any one or more of the following factors, among others, may cause us to experience increased costs with respect to our renewable energy projects, such as the development of the Pittsgrove solar farm, and have a material adverse effect on our business, results of operations and financial condition:

•	increases in the costs of labor or materials;

•	higher than anticipated financing costs;

•	non-performance by third-party suppliers or subcontractors;

•	equipment breakdowns;

•	electricity network and other utility service failures; and

•	the occurrence of natural disasters, such as tornadoes, earthquakes or storms.

The cost of repairing or replacing damaged equipment may be considerable, and repeated or prolonged interruption may result in termination of contracts, litigation and substantial damages or penalties for regulatory or contractual non-compliance, reduced cash flows and increased financing costs.  Moreover, these amounts may not be recoverable under insurance policies or contractual claims and, in relation to network failures, network service providers and market operators may also benefit from contractual limitations of liability, which would reduce any recovery of damages from them.

In addition, our solar panels and associated equipment will also require routine maintenance in order to continue to function properly.  If the level of maintenance and capital expenditure exceeds our projected or contracted level, the cash flow available from the Pittsgrove solar farm and other potential renewable energy projects will be reduced, which could have an adverse impact on our business, results of operations and financial condition.

We currently do not have any contracts as a solar energy provider.

We have not recorded any sales of electricity generated from solar energy and we currently do not have any contracts for such sales.  We expect that the sales cycle for electricity generated from renewable sources will be long due to the nature of the projects in which such electricity is provided.  As a result, we expect that we will be required to invest substantial resources to pursue these markets in advance of any significant revenue stream that may result from such investments, if any.  An unanticipated or longer than expected delay in revenue recognition from our Pittsgrove solar farm could put a strain on our capital resources and require us to seek additional capital.  There can be no guarantee that we will recognize revenue from our project in a timely manner, or at all, and failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to the Renewable Energy Industry

Our ability to generate electrical energy from renewable energy sources is highly dependent upon suitable weather and seasonal conditions.

The production of electricity generated from solar energy will be the source of substantially all of our revenues.  As a result, our results of operations will be highly dependant upon suitable meteorological and atmospheric conditions.  These conditions can, and typically do, vary considerably with the seasons.  While we have endeavored to select a location for our initial solar farm that will present favorable weather conditions, these conditions are ultimately beyond our control and difficult to predict.  The absence of suitable weather conditions for the harvesting of solar energy for any period of time could have a material adverse effect on our business, results of operations and financial condition.

The federal and New Jersey state governments may decrease or eliminate incentives and benefits related to renewable energy.

Tax incentives offered by the federal government and the State of New Jersey make renewable energy an attractive business opportunity, and our business strategy depends on the continued availability of such incentives.  The reduction or elimination of these incentives would have a material adverse effect on our business strategy and our prospects for achieving or sustaining profitability.  No assurances can be given that these incentives and programs will be extended or renewed, or that they will not be repealed or modified prior to their expiration.

Volatile natural gas prices may adversely impact the market price of electricity.

Natural gas is one of the major sources of energy for the generation of electricity in the United States.  The prices for natural gas have been very volatile in recent months and years, and it is not possible to reliably predict what the price behavior for natural gas will be in the future.  A decline in natural gas prices would adversely impact the economics for renewableenergy, as natural gas-based generation is a major competitor to renewable energy.

A sustained decline in market prices for electricity would adversely affect our revenues and opportunities to grow our business.

Our business strategy may not be economically successful if there is a sustained material decline in market prices for electricity.  Electricity prices are affected by various factors and may decline for many reasons that are not within our control, including changes in the cost or availability of fuel, regulation and acts of governments and regulators, changes in supply of generation capacity, changes in power transmission or fuel transportation capacity, seasonal and weather conditions and changes in demand for electricity.  In addition, other power generators may develop alternative technologies to produce power, including fuel cells, clean coal and coal gasification, micro turbines, photovoltaic cells or tidal current based generators, or improve upon traditional technologies and equipment, such as more efficient gas turbines or nuclear or coal power plants with simplified and safer designs, among other things.  Advances in these or other technologies could cause a sustained decline in market prices for electricity.  If there is a sustained decline in the market prices for electricity, we may not develop and construct our Pittsgrove solar farm, which would have a material adverse effect on our business, results of operations and financial condition.

A sustained decline in market prices for RECs may have a material adverse effect on our revenues.

We expect that a significant portion of our revenues will derive from sales of RECs to energy suppliers.  If there is a sustained decline in market prices for RECs, we may not be able to achieve expected revenues, which could have a material adverse effect on our business, results of operations and financial condition.

Negative public attitudes toward wind energy projects may adversely affect our ability to construct and develop our project.

There has been negative public and community response to wind energy projects in particular in some areas of the United States, and such responses may adversely affect our ability to construct wind turbines on our farm site.  We may face legal challenges to construction on the site of the Pittsgrove solar farm, which could result in injunctions against such construction that would delay construction indefinitely or permanently.  In the event that we develop plans to generate and sell electricity from wind sources, we may face resistance in obtaining certain local government permits and approvals necessary for such a project, and may not receive such permits and approvals at all.

Our business will potentially be subject to government regulation.

We will potentially be subject to numerous federal and state energy laws and regulations, including, without limitation, the FPA, the PUHCA, and the PURPA, and we will potentially be subject to the regulation of the FERC.  Changes in applicable energy laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures.  If we fail to comply with these requirements, we could also be subject to civil or criminal liability and the imposition of fines.  Federal and state energy policies, law and regulation supporting the creation of wholesale energy markets is currently, and may continue to be, subject to challenges, modifications and restructuring proposals, which may result in limitations on the commercial strategies available to us for the sale of our power.

We cannot predict whether federal or state governmental entities or regulatory authorities will adopt new laws or regulations, or modify existing ones, affecting the electric power industry in general, or solar farms such as ours in particular.  Regulatory changes may make the continued development of the Pittsgrove solar farm infeasible or economically disadvantageous and any expenditures we have made to date on such project may be wholly or partially written off.  Any of these changes could significantly increase the regulatory-related compliance and other expenses incurred by the project and could significantly reduce or entirely eliminate any potential revenues that can be generated by the project.  There can be no guarantee that the introductions of new laws and regulations or other future regulatory developments, including changes to existing laws and regulations, will not have a material adverse effect on our business, results of operations and financial condition.

Technological developments in the renewable energy industry could render existing technologies uncompetitive or obsolete.

The energy industry, and especially the renewable energy industry, is rapidly evolving and is highly competitive.  Technological advances may result in lower costs for sources of energy, and may render existing solar and other renewable energy projects and technologies uncompetitive or obsolete.  Our inability or failure to adopt new technologies as they are developed could have a material adverse effect on our business, results of operations and financial condition.

Other companies are already engaged in our proposed line of business, and we expect that more companies will enter this market in the future.

As of the date of this report, several companies throughout the United States, some of which are based on the east coast of the United States, are already operating renewable energy facilities, including solar and wind farms, that are fully-operational.  In addition, several companies are in the process of constructing and developing solar and wind farms that will likely become operational in the near future, and other companies will likely begin construction of solar and wind farms in the near future as well.  Several, if not all, of these companies may be better capitalized than we are, be more experienced with the construction and operation of solar and wind farms and have better connections in the industry.  As a result, it may be difficult for us to operate competitively and be profitable in the renewable energy industry.

Risks Related to Our Common Stock

There has been no active market for shares of our common stock and an active trading market may not develop.

Prior to the Share Exchange, our common stock was listed for quotation on the OTC Bulletin Board under the symbol LDST.  Trading in shares of our common stock has been limited or nonexistent, and as a result, we do not believe that an active public trading market exists for our common stock, and no such market may ever develop, or if one is developed, it may not be sustained.  The lack of an active market may impair our stockholders’ ability to sell their shares at the time they wish to sell them or at a price they consider reasonable.  The lack of an active market may also reduce the market value and increase the volatility of our shares.  An inactive market may also impair our ability to raise capital by selling shares of common stock.

We have never declared or paid dividends, nor do we anticipate paying any dividends in the foreseeable future.

We do not anticipate that we will pay any cash dividends on shares of our common stock in the near future.  We have never declared any cash dividends on our common stock, and if we were to become profitable, we expect that all of such earnings would be retained to support our business.  As a result, an investor in our common stock will only realize income from such investment if there is a rise in the market price of our common stock.  No assurances can be given that our stock price will increase.

We may issue additional shares of common stock or preferred stock, or both, in the future.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to one billion (1,000,000,000) shares of our common stock, and twenty million (20,000,000) shares of “blank check” preferred stock.  Depending on our needs for additional resources to fund our operations, we may issue additional shares of common stock and we may issue shares of preferred stock in the future.  We may value any such additional shares on an arbitrary basis, and we may issue shares in exchange for services.  In addition, shares of preferred stock that we issue may provide for conversion of such shares into shares of common stock.  Additional issuances of common stock and/or preferred stock may result in substantial dilution in the percentage of shares held by our then-existing stockholders, and might have an adverse effect on any future trading market for our common stock.

Our common stock will be subject to “penny stock” regulations of the Securities and Exchange Commission and may be difficult to sell.

According to regulations adopted by the Securities and Exchange Commission (the “SEC”), a “penny stock” is defined as an equity security that has a market price of less than $5.00 per share, subject to certain exemptions.  We anticipate that shares of our common stock will be regarded as “penny stock” as our shares are currently listed for quotation on the OTC Bulletin Board and are not listed on a national stock exchange or quoted on the NASDAQ Market.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.  Furthermore, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

Our executive officers and directors own a majority of the issued and outstanding shares of our common stock.

Our executive officers and directors own approximately 50% of the issued and outstanding shares of our common stock.  As a result, these stockholders will have the ability to control substantially all matters submitted to our stockholders for approval, including the election and removal of members of our board of directors, amendment of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, and the adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving the Company.  In addition, sales of significant amounts of shares by any of these individuals, or the prospect of such sales, could adversely affect the market price for shares of our common stock.  Concentration of stock ownership in our management may also discourage a potential acquirer from making a tender offer or otherwise attempting to acquire us, which could have an adverse effect on our stock price or prevent our stockholders from realizing a premium over our stock price.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond the Company’s control.  The Company’s actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this report.  Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

•	adverse economic conditions,
•	inability to raise sufficient additional capital to operate the Company’s business,
•	inability to obtain the land use and regulatory approvals and permits necessary for the development and operation of the Pittsgrove solar farm,
•	unexpected costs, lower than expected sales and revenues, and operating defects,
•	changes in applicable laws and regulations,
•	adverse results of any legal proceedings,
•	the volatility of the Company’s operating results and financial condition,
•	inability to attract or retain qualified senior management personnel, including sales and marketing, and technical personnel, and
•	other specific risks that may be referred to in this report.

All statements, other than statements of historical facts, included in this report regarding the Company’s strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements.  When used in this report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  All forward-looking statements speak only as of the date of this report.  The Company undertakes no obligation to update any forward-looking statements or other information contained herein.  Potential investors should not place undue reliance on these forward-looking statements.  Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, the Company cannot assure potential investors that these plans, intentions or expectations will be achieved.  The Company discloses important factors that could cause the Company’s actual results to differ materially from its expectations under “Risk Factors” and elsewhere in this report.  These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.

Information regarding market and industry statistics contained in this current report on Form 8-K is included based on information available to the Company that it believes is accurate.  It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis.  The Company has not reviewed or included data from all sources, and the Company cannot assure potential investors of the accuracy or completeness of the data included in this report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  The Company has no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.  See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on future results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The Company was incorporated in the State of Delaware on October 31, 2006 under the name “Lodestar Mining, Incorporated.”  From its inception until January 28, 2010, the Company was an exploration stage company with plans to search for mineral deposits or reserves.  On February 3, 2010, the Company acquired all of the issued and outstanding shares of common stock of Atlantic pursuant to the Share Exchange, and Atlantic became a wholly-owned subsidiary of the Company.  The Company issued an aggregate of 38,099,250 shares of Common Stock to the former shareholders of Atlantic, and the Company changed its corporate name to “Atlantic Green Power Holding Company.”  As a result of the Share Exchange, the Company ceased its prior operations with the intent of operating Atlantic as its sole line of business.

Atlantic was incorporated in the State of New Jersey on September 17, 2009 for the purpose of selling electrical power generated from renewable energy sources and avail itself of federal and state economic and tax incentives, such as subsidies, tax credits, loan guaranties, renewable portfolio standard programs and renewable energy certificates.  To that end, Atlantic intends to develop, construct and operate a 100-Mega Watt solar farm in Pittsgrove, New Jersey.  Atlantic intends to generate electricity from renewable solar and possibly wind energies for sale to local utility companies and other retail energy suppliers.

The following discussion and analysis is intended to provide information about Atlantic’s financial condition and results of operations for the period from September 17, 2009 (date of inception) through Atlantic’s fiscal year end on November 30, 2009.  This information should be read in conjunction with Atlantic’s financial statements for the period from September 17, 2009 (date of inception) through November 30, 2009, including the related notes thereto included as an exhibit to this report.

Development stage company

Atlantic is a development stage company as defined by section 810-10-20 of the Financial Accounting Standards Board Accounting Standards Codification.  Atlantic is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of Atlantic’s development stage activities.

Results of Operations

For the period from September 17, 2009 (date of inception) through November 30, 2009

Net Loss.  For the period from September 17, 2009 through November 30, 2009, our net loss from operations was $25,925, which was primarily attributable to professional fees and general and administrative expenses associated with start-up and organizational costs.

Revenues.  We did not have any revenues for the period from September 17, 2009 through November 30, 2009.

Expenses.  Total expenses for the period from September 17, 2009 through November 30, 2009 were $25,925, which were primarily attributable to professional fees and general and administrative expenses associated with start-up and organizational costs.

Interest Income.  We did not have any interest income for the period from September 17, 2009 through November 30, 2009.

Income Taxes.  No income tax provision has been made for the period from September 17, 2009 through November 30, 2009 as a result of our net operating loss.

Liquidity and Capital Resources

Atlantic’s operating and capital requirements have exceeded cash flow from operations as we have been building its business.  Since inception through November 30, 2009, net cash used in operating activities was $18,425, which was funded by cash provided from financing activities of approximately $1,204,922 from our stockholders during fiscal 2009.  Subsequent to November 30, 2009, Atlantic raised approximately $280,000 though the private placement of shares of common stock.  Atlantic will use these proceeds to implement its business plan.

Cash balance as of February 3, 2010 was approximately $960,000.  Management does not believe the current cash balance is sufficient to fund the current minimum level of operations through 2010 fiscal year end, and that additional revenue will be needed to advance Atlantic’s business plan.

If future revenue is not sufficient to fund the growth of Atlantic's business, Atlantic may need additional funds.  There can be no assurance that such funds will be available or that adequate funds for operations, whether from debt or equity financings, will be available when needed or on satisfactory terms.  Failure to obtain adequate additional financing may require delay or curtailment certain, or all, business efforts.  Any additional equity financing may involve substantial dilution to then-existing stockholders.

Our officers and directors have not, as of the date of this filing, loaned any funds to Atlantic.  There are no formal commitments or arrangements to advance or loan funds to Atlantic or repay any such advances or loans.

Atlantic’s financial statements filed herewith have been prepared assuming it will continue as a going concern.  As more fully explained in the notes  to Atlantic’s financial statements, Atlantic has a working capital deficit and has incurred losses since operations commenced.  Atlantic’s continued existence is dependent upon its ability to obtain needed working capital through additional equity and/or debt financing and revenue to cover expenses as it continues to incur losses.  These uncertainties raise substantial doubt about Atlantic’s ability to continue as a going concern.  Atlantic’s financial statements do not include any adjustments that might result from the outcome of these uncertainties should it be unable to continue as a going concern.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of the Company’s common stock beneficially owned on February 3, 2010, the Effective Date of the Share Exchange, by each person who is known by the Company to beneficially own 5% or more of the Company’s common stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group.  Except as otherwise indicated, each stockholder set forth below maintains a business address at the Company’s headquarters at Bayport One, Suite 455, 8025 Black Horse Pike, West Atlantic City, New Jersey, 08232.

Name of Beneficial Owner	No. of Shares(1)	Percentage of Shares Outstanding
Robert Demos, Jr. (2) (3) (4)	9,300,000	21.53%
Edward Stella, Jr. (2) (5)	10,100,000	23.28%
R. Scott Byrne (2) (6)	2,000,000	4.63%
Frank D’Agostino, Jr. (7) (8)	3,800,000	8.80%
Darin Myman (9)	3,525,000	8.16%
All Directors and Executive Officers as a Group (3 Persons) (4)	21,400,000	49.54%

(1)
In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company’s common stock if he or she has voting or investment power with respect to such shares.  This includes shares (a) subject to options exercisable within 60 days, and (b)(1) owned by a spouse, (2) owned by other immediate family members, or (3) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(2)           Such person serves as a director of the Company.

(3)	Mr. Demos serves as the Chairman of the Board, President and Chief Executive Officer of the Company.

(4)	Includes 200,000 shares held by Mr. Demos as custodian for his sons under the Uniform Transfers to Minors Act. Mr. Demos disclaims beneficial ownership of these shares.

(5)	Mr. Stella serves as the Vice President of Project Development of the Company.

(6)	Mr. Byrne serves as the Chief Operating Officer, Secretary and Treasurer of the Company.

(7)	Mr. D’Agostino maintains a mailing address at 3 Dividing Drive, Marlton, New Jersey 08053.

(8)
Includes 1,500,000 shares held by FJD Holdings, LLC, of which Mr. D’Agostino is a principal.  Mr. D’Agostino disclaims beneficial ownership of such shares except to the extent of his interest in FJD Holdings, LLC.

(9)	Mr. Myman maintains a mailing address at 157 Broad Street, Suite 109, Red Bank, New Jersey 07701.

Directors and Executive Officers

The name, age and positions held with the Company of each person who serves as a member of the board of directors  or executive officer of the Company immediately following the Share Exchange is set forth below.  Each director serves as a director of the Company until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified.  Each executive officer serves in his office(s) until such time as his successor is appointed by the board.

Name	Age	Position
Robert Demos, Jr.	46	Chairman of the Board, President and Chief Executive Officer
Edward Stella, Jr.	60	Vice President of Project Development and Director
R. Scott Byrne	58	Chief Operating Officer, Secretary, Treasurer and Director

There are no family relationships among the directors and executive officers of the Company.  None of the directors of the Company are directors of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Biographical Information

Robert Demos, Jr. was appointed as a director of the Company and as President and Chief Executive Officer of the Company on February 3, 2010, the Effective Date of the Share Exchange.  He has over 20 years of experience in construction, land development and project management.  He has also served as President of Shore Design and Development, LLC, a residential and commercial construction company in Atlantic County, New Jersey since 2006.  Prior to his position at Shore Design and Development, Mr. Demos operated several automotive wholesale and retail dealerships.

Edward Stella, Jr. was appointed as a director of the Company and as Vice President of Project Development of the Company on February 3, 2010, the Effective Date of the Share Exchange.  He has over 30 years of experience in land development, land clearing and mulching.  He is the President of Stella Contracting, Inc., one of the largest land-clearing companies operating on the East Coast, and the President of South Jersey Agricultural Products (SJAP), a company engaged in the sale of top soil and mulch company which services such clients as Scott’s, Coastal Supply, Home Depot and Lowes.  Mr. Stella has had the honor of being nominated by Ernst & Young LLP for Entrepreneur of the Year in 2000 in the greater Philadelphia area.

R. Scott Byrne was appointed as a director of the Company and as Chief Operating Officer, Secretary and Treasurer of the Company on February 3, 2010, the Effective Date of the Share Exchange.  He has over 30 years experience in land development, permitting and project finance.  Mr. Byrne has served as director of Capital and Facility Development for Basic Chemical Solutions, L.L.C., global distributor and trader of commodity chemicals, for the last 14 years.  Mr. Byrne previously served as President of Byrne Construction Group, Inc., a land development company.

Executive Compensation

The following table sets forth information concerning all compensation paid by Atlantic to its principal executive officer for services in all capacities to Atlantic for the fiscal year ended November 30, 2009.  Robert Demos, Jr. was the principal executive officer of Atlantic during this period and served as its President and Chief Executive Officer.  No executive officer of Atlantic received compensation in excess of $100,000 during this period.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Demos, Jr., President and Chief Executive Officer	2009 (1)	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --

(1)
Atlantic was incorporated in the State of New Jersey on September 17, 2009.  The information in this table relates to compensation from this date through Atlantic’s fiscal year end on November 30, 2009.

Outstanding Equity Awards at Fiscal Year End

Atlantic did not have any outstanding equity awards as of November 30, 2009.

Securities Authorized for Issuance under Equity Compensation Plans

Atlantic did not have any securities authorized for issuance under any equity compensation plans as of November 30, 2009.

Employment Agreements

Atlantic has not entered into an employment agreement with any of its executive officers.

Director Compensation

The following table sets forth information concerning the compensation paid by Atlantic to its directors for the fiscal year ended November 30, 2009:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward Stella, Jr.	$ --	$ --	$ --	$ --	$ --	$ --	$ --
R. Scott Byrne	$ --	$ --	$ --	$ --	$ --	$ --	$ --

(1)	See the Summary Compensation Table above for information regarding compensation paid to Robert Demos, Jr. in connection with his membership on the board of directors of Atlantic.

Certain Relationships and Related Transactions

Effective November 30, 2009, Atlantic entered into a Ground Lease Agreement (the “Lease”) with Edward Stella, Jr., an executive officer and director of the Company, for certain parcels of undeveloped land located in Pittsgrove, New Jersey aggregating approximately 700 acres.  Atlantic intends to use this property as the site of its 100-Mega Watt solar farm.  The Lease is for a term of twenty-five years with an annual base rent of $1.3 million, which will be phased-in as construction of the solar farm facilities progresses as provided in the Lease.  Atlantic has the option to extend the Lease for four successive periods of five years each beyond the initial twenty-five year term.  See “Description of Business – Pittsgrove Solar Farm.”

Director Independence

Upon the consummation of the Share Exchange on February 3, 2010, all of the members of the Company’s board of directors resigned their positions as directors and each of Robert Demos, Jr., Edward Stella, Jr. and R. Scott Byrne were appointed to the Company’s board of directors.  None of the current directors qualifies as an “independent director” under the NASDAQ Rules.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the consummation of the Share Exchange on February 3, 2010, the Company’s common stock was listed for quotation on the OTC Bulletin Board under the symbol LDST.  As a result of the Company’s name change to “Atlantic Green Power Holding Company,” the Company will be provided a new symbol in the near future.  As of the date of this report, no active public trading market for shares of the common stock existed.

As of February 3, 2010, there were 43,199,750 shares of the Company’s common stock outstanding and approximately 40 holders of the common stock.

The Company did not pay any dividends on shares of the common stock in the last two fiscal years, and the Company does not anticipate that it will pay any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

Upon the consummation of the Share Exchange on February 3, 2010, the Company issued an aggregate of 38,099,250 shares of common stock in exchange for all of the issued and outstanding shares of Atlantic common stock in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.

Description of Securities

The Company is authorized to issue a total of one billion twenty million (1,020,000,000) shares of capital stock, consisting of one billion (1,000,000,000) shares of common stock, par value $.000001 per share, and twenty million (20,000,000) shares of “blank check” preferred stock, par value $.000001 per share.

The shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share of common stock entitles the holder thereof (a) to one vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate in and to receive any and all such dividends as may be declared by the Company’s board of directors in proportion to the amounts paid upon the shares; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation, after payment shall have been made to the holders of shares of the preferred stock of the full amount to which they are entitled.  Holders of shares of common stock do not have preemptive rights to acquire additional shares of common stock or any other securities of the Company.  The shares of common stock are not subject to redemption and carry no subscription or conversion rights.

The preferred stock may from time to time be divided into and issued in series.  The different series of preferred stock shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Company’s board of directors.  As of the date of this report, the Company’s board of directors had not established any series of preferred stock, there were no shares of preferred stock issued and outstanding, and no active public trading market for shares of the preferred stock existed.

Indemnification of Directors and Officers

As permitted by the provisions of the Delaware General Corporation Law (the “DGCL”), the Company has the power to indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the he or she did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the Company’s best interests, and, in any criminal action or proceeding, he or she had reasonable cause to believe the conduct was unlawful.

The Company must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue or matter in the proceeding, to which he or she is a party because he or she is or was a director, officer, employee or agent, against expenses actually and reasonably incurred by him or her in connection with the defense.

The Company may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

The DGCL also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was:

•	a director, officer, employee or agent of the corporation; or

•	serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Such coverage may be for any liability asserted against him or her and liability and expenses incurred by him or her in the capacity as a director, officer, employee or agent, or arising out of status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Financial Statements and Supplementary Data

See the financial statements of Atlantic attached hereto as Exhibit 99.1.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Section 3 – Securities and Trading Markets

Item 3.02.   Unregistered Sales of Equity Securities.

Upon the consummation of the Share Exchange on February 3, 2010, the Company issued an aggregate of 38,099,250 shares of its common stock in exchange for all of the issued and outstanding shares of Atlantic common stock in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

Section 5 – Corporate Governance and Management

Item 5.01.   Changes in Control of Registrant.

Upon the consummation of the Share Exchange on February 3, 2010, the Company acquired all of the issued and outstanding shares of common stock of Atlantic and issued an aggregate of 38,099,250 shares of its common stock to the former shareholders of Atlantic.  In addition, on January 29, 2010, as contemplated by the Agreement and Plan of Exchange, the Company purchased all of McKinnon’s shares of common stock for a purchase price of $250,000 pursuant to the terms of the Stock Purchase Agreement, and retired the repurchased shares.  Prior to the repurchase, McKinnon owned approximately 75% of the issued and outstanding shares of common stock of the Company.  As a result of these transactions, the former shareholders of Atlantic acquired approximately 88% of the issued and outstanding shares of common stock of the Company.

In connection with the Share Exchange, (i) the then-current officers of the Company resigned, and the Company’s board of directors appointed Robert Demos, Jr. as President and Chief Executive Officer of the Company and R. Scott Byrne as Chief Operating Officer, Secretary and Treasurer; and (ii) the stockholders of the Company elected each of Robert Demos, Jr., Edward Stella, Jr. and R. Scott Byrne to the board of directors, and the then-current directors of the Company resigned.  In addition, effective February 3, 2010, Edward Stella, Jr. was appointed Vice President of Project Development.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Share Exchange, as of February 3, 2010, each of the directors and officers of the Company, including McKinnon, its President and Chief Executive Officer, resigned.  On the same date, Robert Demos, Jr. was appointed President and Chief Executive Officer of the Company and R. Scott Byrne was appointed Chief Operating Officer, Secretary and Treasurer, and each of Robert Demos, Jr., Edward Stella, Jr. and R. Scott Byrne was elected to the Board.  In addition, effective February 3, 2010, Edward Stella, Jr. was appointed Vice President of Project Development.  See Item 2.01 for information with regard to Messrs. Demos, Stella and Byrne.

Item 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2010, the Company amended and restated its Certificate of Incorporation in its entirety to (i) change its corporate name to “Atlantic Green Power Holding Company,” (ii) outline the respective rights of holders of shares of the Company’s common stock and preferred stock, and (iii) provide for the exculpation of the Company’s directors from personal liability to the Company and the Company’s stockholders to the extent permitted under the DGCL.  The Company’s Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1.

In addition, on the same date, the Company amended and restated its By-laws in their entirety to, among other things, (i) provide that the presence, in person or by proxy, of a majority of the outstanding shares of the Company’s common stock shall constitute a quorum, (ii) provide for the indemnification of officers, directors, employees and agents of the Company as permitted under the provisions of the DGCL, (iii) to provide that special meetings of the stockholders of the Company may be called by the Chairman of the Board or the President, and shall be called by the President or the Secretary upon the written request of a majority of the directors, and (iv) to provide the address of the registered office and the name of the registered agent of the Company in the State of Delaware.  Other changes to the Company’s by-laws are nonsubstantive in nature and do not materially affect the rights of the Company’s stockholders, directors and officers.  The Company’s Amended and Restated By-laws are attached hereto as Exhibit 3.2.

Item 5.06.            Change in Shell Company Status.

See Item 1.01 and Item 2.01 above.

Section 9 – Financial Statements and Exhibits

Item 9.01.            Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

Financial statements of Atlantic are attached hereto as Exhibit 99.1.

(b)           Pro forma financial information.

Pro forma financial information of the Company giving effect to the acquisition of Atlantic is attached hereto as Exhibit 99.2.

(d)           Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Exchange by and among Lodestar Mining, Incorporated, Atlantic Green Power Corporation and Ian McKinnon, dated January 29, 2010.
2.2	Stock Purchase Agreement by and between Lodestar Mining, Incorporated and Ian McKinnon, dated January 29, 2010.
3.1	Amended and Restated Certificate of Incorporation of Lodestar Mining, Incorporated.
3.2	Amended and Restated By-laws of Atlantic Green Power Holding Company.
10.1	Atlantic Green Power Holding Company Equity Incentive Plan.
99.1	Financial statements of Atlantic Green Power Corporation for the period from September 17, 2009 (date of inception) through November 30, 2009.
99.2	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC GREEN POWER HOLDING COMPANY
(Registrant)

By:	/s/ Robert Demos Jr.
Robert Demos, Jr.
President and Chief Executive Officer

Date:  February 4, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Exchange by and among Lodestar Mining, Incorporated, Atlantic Green Power Corporation and Ian McKinnon, dated January 29, 2010.
2.2	Stock Purchase Agreement by and between Lodestar Mining, Incorporated and Ian McKinnon, dated January 29, 2010.
3.1	Amended and Restated Certificate of Incorporation of Lodestar Mining, Incorporated.
3.2	Amended and Restated By-laws of Atlantic Green Power Holding Company.
10.1	Atlantic Green Power Holding Company Equity Incentive Plan.
99.1	Financial statements of Atlantic Green Power Corporation for the period from September 17, 2009 (date of inception) through November 30, 2009.
99.2	Pro forma financial information.